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                                                                       EXHIBIT 8



Currently, Chartered Semiconductor Manufacturing Ltd has five subsidiaries, the particulars of which are as follows:

                                                            COUNTRY OF           DATE OF         PROPORTION OF OWNERSHIP
NAME OF SUBSIDIARY                                        INCORPORATION       INCORPORATION             INTEREST
------------------                                        -------------       -------------      -----------------------
Chartered Silicon Partners Pte Ltd                          Singapore           March 1997                 51%
Chartered Semiconductor Manufacturing Inc.                     U.S.             June 1991                 100%
Chartered Semiconductor Japan Kabushiki Kaisha                Japan            October 2000               100%
Chartered Semiconductor Taiwan Ltd                            Taiwan           August 2000                100%
Chartered Semiconductor Europe Ltd                          England and         March 2001                100%
                                                              Wales